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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-160049, 333-131431, 333-40838, 333-40846, 333-40868, 333-66390, 333-101201, 333-102039, 333-107628 and 333-110847 on Form S-8 and Registration Statement Nos. 333-164869 and 333-156459 on Form S-3 of our reports dated June 14, 2010 relating to the consolidated financial statements and financial statement schedule of Capstone Turbine Corporation (which report express an unqualified opinion and includes an explanatory paragraph regarding Capstone Turbine Corporation's adoption of the guidance originally issued in Emerging Issues Task Force No. 07-05, "Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock", (codified in FASB ASC Topic 815—Derivatives and Hedging), effective April 1, 2009) and the effectiveness of the internal control over financial reporting, of Capstone Turbine Corporation appearing in this Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended March 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 14, 2010

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM